Date: October 21, 1999
                                                                   Exhibit 10.10

                                AUTHORIA, INC.
             Annual Support and Maintenance Agreement (Outsourcer)
                          for Software Licensed Under
                    Software License Agreement #: 06099901


THIS AGREEMENT is by and between AUTHORIA, INC., a Delaware corporation with offices at 78 Fourth Avenue, Waltham, MA 02451 ("Authoria") and the following
Licensee:

          Licensee Name:      TriNet VCO
          Address:            101 Callan Avenue
                              San Leandro, CA 94577
          Principal Contact:  Martin Babinec

1.  Maintenance Services.  Subject to the following terms and conditions,
    --------------------
    Authoria agrees to provide the above-named Licensee with, and, during the term of the License Agreement (defined below), Licensee agrees to subscribe to, the maintenance services described on the Maintenance Services Schedule attached hereto ("Maintenance Services"), with respect to Authoria Software licensed under the Software License Agreement reference above (the "License Agreement"). All terms contained herein and not otherwise defined shall have the meaning set forth in the License Agreement.

2.  Term; Termination.  The initial term of this Agreement is five years,
    -----------------
    beginning on the effective date of the License Agreement. Thereafter, this Agreement shall automatically renew from year to year, provided that Authoria may terminate this Agreement upon ninety (90) days prior written notice to Licensee. This Agreement will automatically terminate: (i) upon expiration or termination of the License Agreement; or (ii) in the event that Licensee fails to pay the Maintenance Fee when due. Either party may terminate this Agreement if the other party commits a material breach of its terms which is not cured within thirty (30) days after written notice of such breach.

3.  Fees.  Maintenance Fees are set forth on the Maintenance Services
    ----
    Schedule attached hereto, and are exclusive of, and Licensee agrees to pay, any reasonable travel and living expenses incurred in connection with the provision of Maintenance Services under this Agreement. The first Annual Maintenance Fee is payable upon execution of this Agreement. Subsequent Annual Maintenance Fees shall be payable thereafter annually in advance on or before the anniversary date of this Agreement. The Annual Maintenance Fees following the initial 60 month term shall not exceed 108% of the rates provided in this Agreement for the modules licensed for the then current life count.

4.  Limited Warranty.  Authoria WARRANTS THAT THE MAINTENANCE SERVICES
    ----------------
    WILL BE PERFORMED IN A WORKMANLIKE MANNER IN ACCORDANCE WITH INDUSTRY STANDARDS. Authoria MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND RESPECTING AND MAINTENANCE SERVICES PERFORMED HEREUNDER OR ANY MATERIALS FURNISHED HEREUNDER.

5.  Limitation of Liability.  THE CUMULATIVE LIABILITY OF Authoria TO
    -----------------------
    LICENSEE FOR ALL CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE MAINTENANCE FEES PAID TO Authoria WITHIN THE PRIOR YEAR. IN NO EVENT WILL Authoria BE LIABLE TO LICENSEE FOR DAMAGES FOR LOSS OF DATA, LOST PROFITS, OR OTHER INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF Authoria HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. THE FOREGOING LIMITATION OF LIABILITY AND EXCLUSION OF CERTAIN DAMAGES SHALL APPLY REGARDLESS OF THE SUCCESS OR EFFECTIVENESS OF OTHER REMEDIES.

6.  Source Code Availability. Authoria has placed a copy of the source
    ------------------------
    code for the Software in escrow with a third party escrow agent. In the event that Authoria ceases to do business in the ordinary course (other than a cessation of business due to a sale of Authoria or its business, or any other transaction where the maintenance of the Software is carried on by a successor), voluntarily files for bankruptcy, or is adjudicated bankrupt, while this Agreement is in effect, Authoria agrees to furnish to Licensee, upon request and without charge, a single copy of Authoria's proprietary source code for the current version of the Software then installed at Licensee's site. Upon taking possession of the source code, Licensee may use the source code only to perform warranty or maintenance obligations, and such use of the source code by Licensee will be limited to the correction of errors and maintaining the Software so that it operates in accordance with its specified documentation. Under no circumstances does a release of the source code authorize Licensee to expand the use of the Software beyond the scope of the License.



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Authoria/TriNet Maint Agmt 100599
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7.  General.
    -------
    (a) This Agreement, including the Maintenance Services Schedule and any other attachments hereto which have been signed by both parties, is the complete and exclusive statement of the agreement between the parties and supersedes all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof. Any waiver or modification of the provisions of this Agreement will be effective only if in writing and signed by the party against whom it is to be enforced. In the event of a conflict with the provisions of any other document, the provisions of this Agreement will control.
    (b) All notices or other communications required to be given hereunder shall be in writing and delivered either personally or by U.S. mail, certified, return receipt requested, postage prepaid, and addressed as provided in this Agreement or as otherwise requested by the receiving party. Notices delivered personally shall be effective upon delivery and notices delivered by mail shall be effective upon their receipt by the party to whom they are addressed.
    (c) A delay or failure by either party to exercise any right or bring any action, within one (1) year of the event giving rise to such right or such cause of action, shall waive any and all rights relating to that action.
    (d) Licensee's rights hereunder may not be transferred by assignment, operation of law or otherwise, except in connection with a permitted transfer of the License.
    (e) All provisions regarding warranty, liability and limits thereon shall survive indefinitely.
    (f) This Agreement shall be considered an agreement made in Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Executed by the parties hereto as an instrument under seal as of the date first written above.

AUTHORIA, INC.

/s/ TOD LOOFBOURROW     10/29/99             /s/ DOUGLAS P. DEVLIN     10/21/99
--------------------------------             ----------------------------------
Signature                Date                Signature                   Date


Tod Loofbourrow    President & CEO           Douglas P. Devlin           CFO
-----------------------------------          ----------------------------------
Name                   Title                 Name                       Title






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Authoria/TriNet Maint Agmt 100599

                         Maintenance Services Schedule
                          for Software Licensed Under
                Authoria Software License Agreement #: 06099901

Licensee Name:                       TriNet VCO

Designated Location:                 101 Callan Avenue
                                     San Leandro, CA  94577

Licensee Key Contact & Phone#:       Martin Babinec

Authoria Telephone Support Number:   781-530-2000

Maintenance Services Elected:        Software Maintenance Including Core Content
                                     Maintenance

Annual Maintenance Fee:  $27,000 per year based upon 20,000 covered individuals.
                         If the number of covered individuals for which Licensee is licensed to use the Software increases beyond the 20,000 provided in the Software Schedule, Licensee will promptly notify Authoria and will pay Authoria, within thirty (30) days following such increase. The additional Maintenance Fee will be equal to 18% per year of the additional license fees stated in the Software Schedule.

1. Telephone Support. Telephone Support consists of unlimited telephone support
   -------------------
   during Authoria's normal business hours, from 9:00 a.m. through 6:00 p.m., Monday through Friday, Eastern Standard Time, excluding Authoria holidays. Such support will include the opportunity to consult with a member of Authoria's technical support staff who will assist Licensee with the Software capabilities, functionality and characteristics as described in the Software Specifications and provide basic problem resolution assistance as required.

2. Maintenance Releases and New Versions. Authoria will make available to
   ---------------------------------------
   Licensee such point releases, updates and/or enhancements to the Software which Authoria makes generally available to its Licensees at no additional charge ("Maintenance Releases"). New versions and major releases of the Software ("New Versions") will be made available to Licensees for an additional charge. In the event that Authoria Services are required in connection with Licensee's implementation of a Maintenance Release or New Version, Licensee will be billed for such Services at Authoria's standard rates then in effect. As Authoria makes available Maintenance Releases and New Versions of the Software, Authoria reserves the right to discontinue or modify the terms and conditions of support for non-current releases and versions. Authoria shall provide at least 90 days notice of such discontinuance or modification; provided, however, that Authoria will continue to support non-current releases and versions of the Software for the remainder of Licensee's then current Maintenance Services term.

3. Content Maintenance. Core Content Maintenance consists of such updates to the
   ---------------------
   core content as are authored into the Software on an ongoing basis by Authoria, including legislative changes and enhancements to existing topics in the subjects licensed by Licensee. In the event that Licensee also elects to purchase Customized Content Maintenance, Authoria will perform complete maintenance of all of Licensee's benefits and human resources policy content, both core and as customized to Licensee, and such Customized Content Maintenance will be billed at normal Authoria service rates based on the level of maintenance required.

4. Excluded Services. Excluded from the coverage of this Agreement are services
   -----------------
   resulting from misuse or modification of the Software by Licensee, failure or interruption of any electrical power, or any accident or other cause external to the Software, including, but not limited to problems or malfunctions related to Licensee's network, database, third party software products, and/or workstation configurations or Licensee's hardware. Such excluded services, and additional consulting services such as lntranet consulting, training, content setup and technical integration may be contracted for separately at Authoria's then current labor rates, subject to Authoria's agreement.

5. Licensee's Responsibilities. Licensee will have sole responsibility to notify
   -----------------------------
   Authoria promptly of all problems, to allow, if necessary, unrestricted and free access to the Software, and to ensure that the a qualified Licensee representative is available to provide assistance as necessary to perform Maintenance Services hereunder.

Approved:                                  Accepted:

Authoria, Inc.                             TriNet VCO
Authoria                                   Licensee

By:  /s/ TOD LOOFBOURROW   10/29/99        By:  /s/ DOUGLAS P. DEVLIN  10/21/99
   --------------------------------           ---------------------------------
Authorized Representative   Date           Authorized Representative     Date








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